UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     March 4, 2011

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park 271 Mill Road Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

(e)

On March 4, 2011, Datawatch Corporation (the “Company”) entered into an executive severance agreement with Michael A. Morrison, the Company’s President and Chief Executive Officer (the “Agreement”).  The Agreement provides that in the event the Company terminates Mr. Morrison’s employment for reasons other than for “Cause” or Mr. Morrison elects to terminate his employment with the Company for “Good Reason,” Mr. Morrison is entitled to severance payments equal in the aggregate to his then current annual base salary, payable on a monthly basis for twelve months following his termination date.  Mr. Morrison’s current annual base salary is $285,000.

“Cause” is defined in the Agreement as (i) the willful and continuing failure or refusal to render services in accordance with his obligations, (ii) gross negligence, dishonesty, or breach of fiduciary duty, (iii) fraud, embezzlement or substantial disregard of the rules or policies of the Company, (iv) acts which would tend to generate significant adverse publicity toward the Company, (v) the commission of a felony, or (vi) breach of the terms of the Proprietary Information and Inventions Agreement between the Company and Mr. Morrison. “Good Reason” is defined in the Agreement as including a material diminution in the nature or scope of such officer’s responsibilities, duties or authority.  As a condition to the receipt by Mr. Morrison of any payment or benefit under the Agreement, Mr. Morrison must first execute a valid, binding and irrevocable general release in favor of the Company and in a form reasonably acceptable to the Company, and must be in compliance with the terms of his Proprietary Information, Inventions and Non-Competition Agreement with the Company.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The description of the Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

The following Exhibit is furnished as part of this report:

Exhibit No.             Description

10.1	Letter Agreement by and between the Company and Michael A. Morrison, dated March 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

Date: March 10, 2011	By:	/s/ Murray P. Fish
Name: Murray P. Fish
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.            Description

10.1	Letter Agreement by and between the Company and Michael A. Morrison, dated March 4, 2011.